SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

ESMARK INCORPORATED

(formerly known as Clayton Acquisition Corporation)

(Exact name of registrant as specified in its charter)

Delaware	333-142822	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As described in Item 2.01 of this report, Esmark Steel Service Group, Inc. (f/k/a Esmark Incorporated) (“ESSG”) and Wheeling-Pittsburgh Corporation (“WPC”) completed their business combination on November 27, 2007. As a result of mergers in which they were the surviving corporations, ESSG and WPC became wholly-owned subsidiaries of Esmark Incorporated (f/k/a Clayton Acquisition Corporation) (the “Company”).

In connection with the completion of the combination, the Company entered into the material definitive agreements described below.

Standby Purchase Agreement

The Company and Franklin Mutual Advisers, LLC, (“FMA”), as agent for certain funds managed by FMA (the “FMA Stockholders”) entered into a Standby Purchase Agreement, effective November 27, 2007, (the “Standby Agreement”) pursuant to which the FMA Stockholders agreed to purchase shares of the Company pursuant to any purchase rights not otherwise exercised by stockholders of WPC in the Merger Agreement (as described in Section 2.01) at $19.00 per share.

The foregoing description of the terms of the Standby Agreement is qualified in its entirety by reference to the Standby Agreement, which is filed as Exhibit 10.1 to this report.

FMA Registration Rights Agreement

Pursuant to the Standby Purchase Agreement, the Company and FMA, on behalf of the FMA Stockholders, entered into a Registration Rights Agreement, dated November 27, 2007 (the “Registration Rights Agreement”) which provides for the registration, under the applicable securities laws, of the shares of the Company common stock acquired by the FMA Stockholders pursuant to the Standby Purchase Agreement, in any related transaction or otherwise held by the FMA Stockholders.

Under the Registration Rights Agreement, the FMA Stockholders have rights to demand registration (no more than once in any calendar year) and to participate, with specified exceptions, in registered offerings of Company common stock initiated by the Company, other than a registration on SEC Form S–4 or Form S–8. The Company has also agreed to file a shelf registration statement on Form S-3 or such other form of registration statement available to the Company on or before May 25, 2008 to provide for the registration of the Company common stock owned by the FMA Stockholders. So long as the Company remains in compliance with such requirement, the other registration rights of the FMA Stockholders do not apply. The registration rights granted under the Registration Rights Agreement are subject to customary exceptions and qualifications and compliance with certain registration procedures.

The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.2 to this report.

Fifth Amendment to the Wheeling-Pittsburgh Revolving Credit Facility

WPC entered into the Fifth Amendment and Consent, dated as of November 27, 2007 (the “Fifth Amendment to Revolving Loan Agreement”), to the Amended and Restated Revolving Loan Agreement dated as of July 8, 2005, as amended (the “Revolving Loan Agreement”), by and among WPC, Wheeling-Pittsburgh Steel Corporation (“WPSC”), the Lenders signatory thereto from time to time, and General Electric Capital Corporation, as administrative agent. The Fifth Amendment was entered into to modify the conditions to the consent to such business combination under the Fourth Amendment and Consent to the Revolving Loan Agreement dated as of October 31, 2007 (the “Fourth Amendment to Revolving Loan Agreement”) to allow the Company to retain certain proceeds from the rights offering before contributing the remainder of the proceeds to WPSC; provided that the Company uses such proceeds as follows: (i) no more than $8 million to pay transaction expenses incurred in connection with the combination, (ii) no more than $1 million to pay ordinary course overhead expenses of the Company after the combination and (iii) no more than $5.3 million for the Company to purchase certain convertible notes of Holdings (in an aggregate principal amount not to exceed $5 million, together with accrued interest). The Fifth Amendment to Revolving Loan Agreement also modifies the event of default added to the Revolving Loan Agreement in the Fourth Amendment to Revolving Loan Agreement which, as amended, provides that it will be an event of default if the Company conducts any business other that owning the stock of its subsidiaries and such notes of Holdings, or incurs any indebtedness or liabilities other than guaranties of the obligations of its subsidiaries under certain existing indebtedness of such subsidiaries and liabilities in connection with customary overhead activities.

In connection with the Fifth Amendment and the combination, the Company executed a Guaranty Agreement for the benefit of the Lenders guaranteeing the obligations of WPC under the Amended and Restated Revolving Loan Agreement.

The foregoing descriptions of the terms of the Fifth Amendment is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.3 to this report.

Sixth Amendment to the Wheeling-Pittsburgh Term Loan

WPC entered into the Sixth Amendment, dated as of November 27, 2007 (the “Sixth Amendment to Term Loan Agreement”), to the Term Loan Agreement, dated as of July 31, 2003, as amended (the “Term Loan Agreement”), among WPC, WPSC, the Lenders party thereto, Royal Bank of Canada, as administrative agent, the Emergency Steel Loan Guarantee Board and the West Virginia Housing Development Fund. The Sixth Amendment to Term Loan Agreement was entered into to make changes to certain provisions to the Term Loan Agreement and the consent to such business combination thereunder to conform those provisions to the comparable provisions under the Revolving Loan Agreement, as amended by the Fourth Amendment to Revolving Loan Agreement and the Fifth Amendment to Revolving Loan Agreement, including the requirement thereunder as to the application of the proceeds of the related equity rights offering described above.

The foregoing description of the terms of the Sixth Amendment is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.4 to this report.

Amendment No. 1 to the ESSG Credit Agreement

ESSG entered into Amendment No. 1 to Credit Agreement, dated as of November 27, 2007 (the “First Amendment”), to the Credit Agreement, dated as of April 30, 2007, by and among ESSG and its subsidiaries and the Lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, the Co-Collateral Agents, J.P. Morgan Securities Inc. as Sole Bookrunner and Co-Lead Arranger, and GE Capital Markets, Inc., as Co-Lead Arranger (the “ESSG Credit Agreement”). The First Amendment was entered into to provide for, among other things, authorization for ESSG to (i) consummate the combination with WPC, (ii) make certain affiliate loans to WPC or any of its subsidiaries in aggregate outstanding principal amounts not to exceed $10 million, (iii) pay cash dividends to pay corporate overhead expenses of the Company up to $2 million in any fiscal year and to pay taxes so long as no Default shall have occurred or would result and Aggregate Availability (as therein defined) is equal to or greater than $35 million, and (iv) permit certain sales of slab steel to WPC and/or one of its subsidiaries. In consideration of such modifications, the Maturity Date for the Loans under the ESSG Credit Agreement was amended to December 31, 2007. Amendment No. 1 also adds an event of default to the ESSG Credit Agreement which provides that it will be an event of default thereunder if the Company conducts any business other than owning the stock of its subsidiaries and certain notes of one of its subsidiaries, or incurs any indebtedness or liabilities other than guaranties of the obligations of its subsidiaries under certain existing indebtedness of such subsidiaries and liabilities in connection with customary overhead activities.

In connection with the First Amendment and the combination, the Company executed a Guaranty Agreement for the benefit of the Lenders guaranteeing the obligations of ESSG and its subsidiaries under the ESSG Credit Agreement.

A copy of the ESSG Credit Agreement is filed as Exhibit 10.5. The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.7 to this report.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 27, 2007, the Company consummated the business combination of ESSG and WPC pursuant to that certain Agreement and Plan of Merger and Combination (the “Merger Agreement”), dated March 16, 2007 and amended October 22, 2007, among the Company, WPC, ESSG, Wales Merger Corporation (“WPC Merger Sub”), and Clayton Merger, Inc. (“Esmark Merger Sub”). In accordance with the Merger Agreement and as a result of the mergers pursuant thereto, WPC and ESSG became wholly-owned subsidiaries of the Company.

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (File No.333-142822), effective as of October 26, 2007.

WPC Merger Sub merged with and into WPC and Esmark Merger Sub merged with and into ESSG. WPC and ESSG were the surviving corporations of the mergers and are now wholly-owned subsidiaries of the Company by merger.

On November 27, 2007, the Company and WPC issued a joint press release announcing the closing of their combination. The corrected text of this press release is filed with this report as Exhibit 99 hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) In connection with the transactions contemplated by the Merger Agreement, the following individuals were elected as officers of the Company, in the capacities indicated opposite their names.

Name	Office
James P. Bouchard	Chief Executive Officer
Craig T. Bouchard	President
David A. Luptak	Executive Vice President, Secretary and General Counsel
Paul J. Mooney	Executive Vice President and Chief Financial Officer
J. Gregory Pilewicz	Senior Vice President, Human Resources
Michael P. DiClemente	Vice President and Treasurer
Vincent D. Assetta	Vice President and Controller, Mill Operations
John F. Krupinski	Vice President and Controller, Service Center Operations

(d) In connection with the transactions contemplated by the Merger Agreement, the former board of directors of WPC, consisting of James P. Bouchard, Craig T. Bouchard, Albert G. Adkins, James L. Bowen, Clark Burrus, C. Frederick Fetterolf, James V. Koch, George Muñoz, Joseph Peduzzi, James A. Todd and Lynn R. Williams, were installed as the board of directors of the Company.

Information regarding the Company’s officers and directors is provided in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (File No.333-142822), effective as of October 26, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with transactions called for in the Merger Agreement, the Company amended and restated its certificate of incorporation and its bylaws, as described in the Company’s Registration Statement on Form S-4 (File No.333-142822), effective as of October 26, 2007.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Standby Purchase Agreement, dated November 27, 2007, between the Company and Franklin Mutual Advisers, LLC (“FMA”) as agent for the FMA Stockholders.

10.2	Registration Rights Agreement, dated November 27, 2007, between the Company and FMA, on behalf of the FMA Stockholders.

10.3	Fifth Amendment and Consent to the Amended and Restated Revolving Loan Agreement dated November 27, 2007.

10.4	Sixth Amendment to the Term Loan Agreement, dated as of November 27, 2007.

10.5	Credit Agreement, dated April 30, 2007, by and among ESSG and its subsidiaries, Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and JPMorgan Chase Bank, N.A. and General Electric Capital Corporation, as Co-Collateral Agents (the “Esmark Credit Agreement”).

10.6	Amendment No. 1 to the Esmark Credit Agreement, dated as of November 27, 2007 . .

99.1	Joint Press Release of ESSG and WPC, dated November 27, 2007 announcing the closing of their combination by merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ David A. Luptak
David A. Luptak
Executive Vice President, General Counsel and Secretary

Dated: December 3, 2007